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                                                                     EXHIBIT 3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                        OF SPECIALTY LABORATORIES, INC.,
                            A CALIFORNIA CORPORATION

     The undersigned James B. Peter and Deborah A. Estes hereby certify that:

     ONE: They are the duly elected and acting Chief Executive Officer and Secretary, respectively, of said corporation.

     TWO: The Articles of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I

     The name of this corporation is Specialty Laboratories, Inc.

                                   ARTICLE II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

     A. CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is One Hundred Ten Million (110,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock, no par value per share and Ten Million (10,000,000) shares shall be Preferred Stock, no par value per share.

     The Preferred Stock may be issued from time to time in series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which may be granted to the Preferred Stock or any series thereof in Certificates of Determination or the Corporation's Articles of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior to or subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       1.
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     B.   STOCK SPLIT. Immediately upon the filing (the "Effective Time") of this Amended and Restated Articles of Incorporation with the Secretary of State of the State of California, each share of Common Stock of the corporation outstanding as of the Effective Time shall be, without further action by the corporation or any of the holders thereof, split up and converted into two and two tenths (2.2) shares of Common Stock. Unless otherwise requested by the holders thereof, the share certificates representing the shares outstanding prior to the filing of this Amended and Restated Articles of Incorporation shall represent such number of new shares as split and converted following the filing hereof. Upon surrender by a holder of Common Stock of a certificate or certificates for Common Stock, duly endorsed, at the office of the corporation, the corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Common Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of new shares to which such holder shall be entitled as aforesaid.

                                   ARTICLE IV

     A. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     B. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders. This corporation is further authorized to provide insurance for agents as set forth in Section 317 of the California Corporations Code, provided that, in cases where the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company or the policy, or both, must meet one of the two sets of conditions set forth in said Section 317.

     C. The corporation elects to be governed by all the provisions of the General Corporation Law of 1977 not otherwise applicable to it under Chapter 23 thereof

                                      * * *

     THREE The foregoing amendment has been approved by the Board of Directors of said corporation.

     FOUR The foregoing amendment was approved by the holders of the requisite number of shares of said corporation in accordance with Sections 902 and 903 of the California General Corporation Law. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

                                       2.
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     IN WITNESS WHEREOF, the undersigned have executed this certificate on
October 27, 2000.

                                    /s/ JAMES B. PETER
                                    -------------------------------------------
                                    James B. Peter,
                                    Chief Executive Officer

                                    /s/ DEBORAH A. ESTES
                                    -------------------------------------------
                                    Deborah A. Estes,
                                    Secretary


                                       3.

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     The undersigned certify under penalty of perjury that they have read the foregoing Amended and Restated Articles of Incorporation and know the contents thereof, and that the statements therein are true.

     Executed at Santa Monica, California, on October 27, 2000


                                    /s/ James B. Peter
                                    -------------------------------------------
                                    James B. Peter


                                    /s/ Deborah A. Estes
                                    -------------------------------------------
                                    Deborah A. Estes


                                       4.